FIRST AMENDMENT TO

AKERS BIOSCIENCES, INC.
AMENDED AND RESTATED 2013 INCENTIVE STOCK AND AWARD PLAN

This First Amendment to the Akers Biosciences, Inc. Amended and Restated 2013 Incentive Stock and Award Plan will amend the Amended and Restated 2013 Incentive Stock and Award Plan (the “Original Plan”) as follows:

1.	Section 4 of the Original Plan is hereby deleted in its entirety and replaced with the following:

4. Stock Reserved for the Plan. Subject to adjustment as provided in Section 8 hereof, a total of up to 830,000 shares of the Company’s common stock, no par value per share (the “Stock”), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to Options shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of any Option or Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.